Exhibit 7.3

TRUST INDENTURE

BETWEEN

TRANSCANADA PIPELINES LIMITED

AND

CIBC MELLON TRUST COMPANY

Made as of

December 15, 2004

THIS TRUST INDENTURE made as of the 15th day of December, 2004.

BETWEEN:

TRANSCANADA PIPELINES LIMITED, a company incorporated under the laws of Canada, having its registered office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the “Company”)

                                           OF THE FIRST PART

AND

CIBC MELLON TRUST COMPANY, a trust corporation incorporated under the laws of Canada, having an office in the City of Calgary, in the Province of Alberta (hereinafter referred to as the “Trustee”)

                                          OF THE SECOND PART

WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS all things necessary have been done and performed to make the Debentures, when certified by the Trustee and issued as in this Trust Indenture provided, valid, binding and legal obligations of the Company with the benefits and subject to the terms of this Trust Indenture and to make this Trust Indenture a valid and binding indenture in accordance with its terms;

NOW THEREFORE it is hereby agreed, covenanted and declared as follows:

ARTICLE I

INTERPRETATION

Section 1.01 Definitions

In this Trust Indenture, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a)	“Additional Debentures” means Debentures of any one or more series, other than Medium Term Notes, issued under this Trust Indenture;

(b)	“Business Day” means a day, other than a Saturday or Sunday, on which banks are open for business in Calgary;

(c)

“Certified Resolution” means a copy of a resolution certified by the corporate secretary, an assistant secretary or other appropriate officer of the Company to have been duly passed by the directors of the Company and to be in full force and effect on the date of such certification;

(d)	“Company” means TransCanada PipeLines Limited or the successor from time to time to or of the Company which shall have complied with the provisions of Article VIII;

(e)	“Company’s Auditors” means the auditors of the Company at the date hereof, or any other independent firm of accountants duly appointed as auditors of the Company;

(f)

“Consolidated Equity” means the shareholders’ equity appearing on the most recent audited consolidated balance sheet of the Company prepared in accordance with Generally Accepted Accounting Principles; provided that appraisal credit increases shall not be included in Consolidated Equity;

(g)

“Consolidated Net Tangible Assets” means all consolidated assets of the Company as shown on the most recent audited consolidated balance sheet of the Company, less the aggregate of the following amounts reflected upon such balance sheet:

(i)	all goodwill, trademarks, copyrights and other similar intangible assets;

(ii)

to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no deduction shall be made under this clause (ii) to the extent that such account reflects a decrease in value or periodic allocation of the cost of any asset referred to in clause (i) above;

(iii)	minority interests;

(iv)	current liabilities; and

(v)	Non-Recourse Assets to the extent of the outstanding Non-Recourse Debt financing such assets;

(h)	“Counsel” means a general counsel of the Company or other legal counsel who may be an employee of or counsel to the Company and who shall be acceptable to the Trustee;

(i)	“debenture holders” or “holders” means the several Persons for the time being entered in the register or registers hereinafter mentioned as holders of any of the Debentures;

(j)

“Debentures” means the debentures, notes or other evidences of indebtedness of the Company issued and certified hereunder, or deemed to be issued and certified hereunder, and for the time being outstanding, whether in definitive or interim form, and without limiting the generality of the foregoing:

(i)	“fully registered Debentures” means Debentures registered as to both principal and interest; and

(ii)	“registered Debentures” where not qualified by other words means both fully registered Debentures and non-interest bearing Debentures registered as to principal;

(k)

“Depositary” means, with respect to the Debentures of any series or, with respect to Medium Term Notes, any issue, which are issuable or issued in the form of one or more Global Debentures, the Person designated as depositary by the Company pursuant to Section 2.06 until a successor Depositary shall have become such pursuant to the applicable provisions of this Trust Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and, if at any time there is more than one such Person, “Depositary” as used with respect to the Debentures of any such series or such issue shall mean the Depositary with respect to the Global Debentures of that series or that issue;

(l)

“directors” means the board of directors of the Company, or, whenever duly empowered, the audit committee of the board of directors of the Company, for the time being, and reference to action by the directors or by the board of directors shall mean action by the directors as a board or by the audit committee as such;

(m)	“Event of Default” means any of the events described in Section 6.01;

(n)	“extraordinary resolution” has the meaning ascribed thereto in Section 9.12;

(o)

“Financial Instrument Obligations” means obligations arising under: (1) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by a Person of which the subject matter is interest rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon interest rates in effect from time to time or fluctuations in interest rates occurring from time to time; (2) currency swap agreements, cross currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by a Person of which the subject matter is currency exchange rates or pursuant to which the price, value or amount payable thereunder is dependent or based upon currency exchange rates in effect from time to time or fluctuations in currency exchange rates occurring from time to time; and (3) any agreement for the making or taking of any commodity (including natural gas, oil or electricity), commodity swap agreements, floor, cap or collar agreements, commodity futures or options or other similar agreements or arrangements, or any combination thereof, entered into by a Person of which the subject matter is one or more commodities or pursuant to which the price, value or amount payable thereunder is dependent or based upon the price of one or more commodities in effect from time to time or fluctuations in the price of one or more commodities occurring from time to time;

(p)	“First Mortgage Pipe Line Bonds” means all bonds issued and outstanding from time to time under the Mortgage;

(q)

“Generally Accepted Accounting Principles” means generally accepted accounting principles in Canada which are in effect from time to time, unless the Person’s most recent audited or unaudited interim financial statements are prepared in accordance with generally accepted accounting principles in the United States, in which case “Generally Accepted Accounting Principles” shall mean generally accepted accounting principles in the United States in effect from time to time;

(r)

“Global Debenture” means a Debenture that is issued to and registered in the name of a Depositary, or its nominee, in accordance with Section 2.06 for purposes of being held by or on behalf of the Depositary as custodian for participants in the Depositary’s book-entry only registration system;

(s)

“Indebtedness” , as to the Company, means and includes, without duplication: (i) all items of indebtedness or liability which in accordance with Generally Accepted Accounting Principles would be considered to be direct indebtedness or liabilities of the Company as at the date as of which indebtedness is to be determined; (ii) the full amount of all liabilities of others for the repayment, either in money or in property, of borrowed money, guaranteed or endorsed (otherwise than for purposes of collection) by the Company, or which the Company is obligated, contingently or otherwise, to purchase, or on which the Company is otherwise contingently liable; and (iii) liabilities secured by Purchase Money Mortgages on property owned by the Company or by mortgages or liens existing on such property at the time of acquisition thereof by the Company or by conditional sales or other title retention agreements with respect to any such property, whether or not such liabilities shall have been assumed by the Company;

(t)	“Issue Date” means the date on which the Debentures are initially issued;

(u)

“Material Adverse Effect” means any event, circumstance, occurrence or change which would reasonably be expected to materially impair or have a material adverse effect on (a) the ability of the Company to repay the amount outstanding under the Debentures; or (b) the ability of the Company to perform any of its other obligations hereunder; or (c) the validity or enforceability of this Trust Indenture or the Debentures or the priority of the Debentures;

(v)	“Medium Term Notes” means the Medium Term Notes referred to in Section 2.04;

(w)

“Mortgage” means the Deed of Trust and Mortgage and Trust Deed of Hypothec, Mortgage and Pledge, both dated as of January 1, 1957, and made between the Company and National Trust Company, as trustee, as amended from time to time;

(x)

“Non-Recourse Assets” means the assets directly or indirectly created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred or assumed and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights, collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt (or any agent, trustee, receiver or other Person acting on behalf of such lender in respect of such Non-Recourse Debt) is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings);

(y)

“Non-Recourse Debt” means any indebtedness, liability or other obligations (including Purchase Money Obligations), and guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent obligations in respect of obligations of another Person and, in each case, incurred or assumed to finance or refinance the creation, construction, development or acquisition, directly or indirectly, of assets and any increases in or extensions, renewals or refunding of any such indebtedness, liabilities and obligations, provided that the recourse of the lender thereof (or any agent, trustee, receiver or other Person acting on behalf of the lender in respect of such indebtedness, liabilities and obligations) or any judgment in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets directly or indirectly created, constructed, developed or acquired in respect of which such indebtedness, liabilities and obligations have been incurred or assumed and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral or proceeds arising from or connected with the assets directly or indirectly created, developed, constructed or acquired (and, for certainty, shall include the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse;

(z)	“Officers’ Certificate” means a certificate in writing signed by any two officers or directors of the Company;

(aa)	“ordinary resolution” means a resolution of debenture holders, other than an extraordinary resolution, carried in accordance with Article IX;

(bb)

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company upon the issuance of such Debentures from time to time;

(cc)

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity;

(dd)	“Purchase Money Mortgage” means a Security Interest on or against any property securing any Purchase Money Obligation for such property;

(ee)

“Purchase Money Obligation” means any Indebtedness or monetary obligation created or assumed as part of the purchase price of real or tangible personal property, and other property (including intangible property) related to such real or tangible personal property, whether or not secured, and any extensions, renewals or refundings of any such Indebtedness or obligation, provided that the principal amount of such Indebtedness or obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any Security Interest given in respect of such Indebtedness or obligation shall not extend to any property other than the property acquired in connection with which such Indebtedness or obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and all proceeds thereof;

(ff)

“Security Interest” means any assignment, mortgage, charge, pledge, lien, encumbrance, conditional sale or title retention agreement, or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, which secures payment or performance of any obligation;

(gg)

“Subsidiary” of any Person means (1) any corporation of which there are owned, directly, indirectly or beneficially, by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, Voting Shares which, in the aggregate, entitle the holders thereof to cast more than 50% of the votes which may be cast by the holders of all the outstanding Voting Shares of such corporation for the election of its directors; (2) any partnership of which such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; or (3) any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

(hh)	“Trustee” means CIBC Mellon Trust Company and includes any new Trustee under Article XII;

(ii)

“Voting Shares” means shares of capital stock of any class of a corporation having under all circumstances the right to vote for the election of the directors of such corporation, provided that, for the purpose of this definition, shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares whether or not such event shall have happened; and

(jj)	“Written Order of the Company” means an instrument in writing signed by any two officers or directors of the Company.

Section 1.02 Meaning of “Outstanding” for Certain Purposes

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or moneys for the payment or redemption thereof shall have been set aside under Section 4.05 or Section 7.05, as the case may be, provided that:

(a)

Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)

when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

(c)

for the purpose of any provision of this Trust Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Trust Indenture, Debentures owned, directly or indirectly, legally or equitably by the Company or any Subsidiary of the Company shall be disregarded except that:

(i)

for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other action only the Debentures which the Trustee has been advised by the Company in an Officer’s Certificate are so owned shall be so disregarded, and

(ii)

Debentures so owned which have been pledged in good faith other than to the Company or any Subsidiary of the Company shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures in his discretion free from the control of the Company or any Subsidiary of the Company.

Section 1.03 Interpretation

In this Trust Indenture:

(a)

“this Trust Indenture”, “this Indenture”, “herein”, “hereof”, “hereby”, “hereto”, “hereunder” and similar expressions refer to this Trust Indenture and not to any particular Article, Section or other provision hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof and the form and terms of any particular series of Debentures established hereunder;

(b)	words importing the singular number shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa;

(c)	all references to Articles and Schedules refer, unless otherwise specified, to Articles of and Schedules to this Trust Indenture;

(d)

all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Trust Indenture and reference to subsections or clauses refer to paragraphs in the same section as the reference or to clauses in the same subsection as the reference; and

(e)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

Section 1.04 Headings Etc.

The division of this Trust Indenture into Articles and Sections, the provision of an index hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Trust Indenture.

Section 1.05 Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.06 Applicable Law

This Trust Indenture and the Debentures shall be construed in accordance with the laws of the Province of Alberta and shall be treated in all respects as Alberta contracts.

Section 1.07 Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

Section 1.08 Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.09 Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Trust Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Medium Term Note attached hereto as Schedule “A”, be drawn up in the English language only.

ARTICLE II

ISSUE OF DEBENTURES

Section 2.01 Issue Unlimited

The aggregate principal amount of Debentures which may be certified and delivered under this Trust Indenture is unlimited.

Section 2.02 Terms of the Debentures of any Series

The Debentures may be issued in one or more series and the Debentures of each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Company. There shall be established herein or in or pursuant to one or more Certified Resolutions (and to the extent established pursuant to rather than set forth in a Certified Resolution, in an Officers’ Certificate detailing such establishment) or established in one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series, any or all of the following, as applicable:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”) which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)

any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Trust Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.10, 2.11, 2.13 or Article III);

(c)	the date or dates on which the principal of the Debentures of the series is payable;

(d)

the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)

the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)

the right, if any, of the Company to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which, and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)

the obligation, if any, of the Company to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)	any other events of default or covenants with respect to the Debentures of the series;

(k)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(l)	the form and terms of the Debentures of the series;

(m)	if other than Canadian currency, the currency in which the Debentures of the series are issuable; and

(n)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Trust Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a Certified Resolution, as evidenced by an Officers’ Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Trust Indenture, if so provided herein, by or pursuant to such Certified Resolution, as evidenced by an Officers’ Certificate or in an indenture supplemental hereto.

Section 2.03  Form of Debentures

The Debentures of each series shall be issued substantially, in the case of Medium Term Notes, in the form set out in Schedule “A” hereto, and in any other case, in such form (not inconsistent with this Trust Indenture) as shall be established pursuant to one or more Certified Resolutions (as set forth in a Certified Resolution, or to the extent established pursuant to rather than set forth in a Certified Resolution, in an Officers’ Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Trust Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Trust Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the officers of the Company executing such Debentures, as conclusively evidenced by their execution of such Debentures.

Section 2.04  Form and Terms of Medium Term Notes

The first series of Debentures authorized for issue immediately and from time to time hereunder is unlimited as to aggregate principal amount and shall be designated as “Medium Term Notes”.

(a)	Date and Interest. Each Medium Term Note shall be dated as of the date, and shall bear interest (if any) at the rate, determined by the Company at the time of issue.

(b)	Maturity. Each Medium Term Note shall mature on the date determined by the Company at the time of issue, provided such date shall be not earlier than one year from the date of issue.

(c)	Denominations. Medium Term Notes shall be issued in such denominations as may be determined by the Company at the time of issue.

(d)	Currency. Medium Term Notes shall be issued and payable in such currency or currency unit as is determined by the Company at the time of issue.

(e)

Form. Each Medium Term Note shall be issued in substantially the form set out in Schedule “A” hereto with such appropriate additions and variations as shall be required and shall bear such distinguishing letters and numbers as the Trustee shall approve or shall be in such other form or forms as may, from time to time, be approved by the Company at the time of issue.

(f)

Payments. Except as otherwise determined by the Company at the time of issue, the following shall apply in respect of payments on the Medium Term Notes. Payments of interest on each fully registered interest bearing Medium Term Note (less any tax required to be withheld therefrom) shall be made by cheque dated as of the applicable interest payment date made payable to, and mailed to the address of, the holder appearing on the registers maintained by the Trustee at the close of business on the seventh Business Day prior to the applicable interest payment date. Payment of principal at maturity will be made at any one of the principal offices of the Trustee in the cities of Calgary, Montreal, Toronto or Vancouver against surrender of the Medium Term Note. If the due date for payment of any amount of principal or interest on any Medium Term Note is not, at the place of payment, a Business Day such payment will be made on the next Business Day and the holder of such Medium Term Note shall not be entitled to any further interest or other payment in respect of such delay.

References in this Trust Indenture to, or with respect to, an “issue” of Medium Term Notes shall refer to Medium Term Notes of like tenor and terms and dated the same date irrespective of the date of execution, certification or delivery thereof.

Section 2.05  Issuance, Certification and Delivery of Medium Term Notes

The Company may from time to time request the Trustee to certify and deliver Medium Term Notes by delivering to the Trustee a Written Order of the Company requesting the certification and delivery of Medium Term Notes, specifying the date of issue, principal amount, currency or currency unit (if in other than Canadian dollars), maturity date, interest rate (if any), denominations, manner of calculation of interest (if any), interest payment dates (if any), and the place of delivery for each such Medium Term Note and any other terms of the Medium Term Notes; provided that the requirements of this paragraph may also be fulfilled by delivering to the Trustee for certification the forms of Medium Term Notes duly completed with such particulars and by specifying in such Written Order of the Company the CUSIP numbers or other identifying numbers of such Medium Term Notes; and further provided that the requirements of this Section 2.05 may also be fulfilled pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Company; whereupon the Trustee shall, (subject to delivery of any such documents or instruments as the Trustee may reasonably require) certify such Medium Term Notes and cause the same to be delivered in accordance with such Written Order of the Company or such procedures.

Section 2.06  Issue of Global Debentures

The Company may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depositary, or its nominee, designated by the Company in the Written Order of the Company delivered to the Trustee at the time of issue of such Debentures, and in such event the Company shall execute and the Trustee shall certify and deliver one or more Global Debentures that shall:

(a)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(b)	be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions; and

(c)	bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Trust Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Trust Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Trust Indenture.”

Each Depositary designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered or designated under the securities legislation of the jurisdiction applicable to the issue of such Debentures, and under any other applicable legislation.

Section 2.07  Certification and Delivery of Additional Debentures

The Company may from time to time request the Trustee to certify and deliver Debentures of any series by delivering to the Trustee the documents referred to below in this Section 2.07 whereupon the Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Order of the Company referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Company. The maturity date, issue date, interest rate, if any, and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Order of the Company and procedures. If provided for in such procedures, such Written Order of the Company may authorize certification and delivery pursuant to oral or electronic instructions from the Company, which instructions shall be promptly confirmed in writing. In certifying such Debentures the Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	a Certified Resolution, Officers’ Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)

a Written Order of the Company requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)	such Written Order of the Company may be delivered by the Company to the Trustee prior to the delivery to the Trustee of such Debentures of such series for certification and delivery;

(ii)

the Trustee shall certify and deliver Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Order of the Company or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Order of the Company;

(iii)

the maturity date or dates, issue date or dates, interest rate or rates and any other terms of Debentures of such series shall be determined by a Written Order of the Company or pursuant to such procedures; and

(iv)

if provided for in such procedures, such Written Order of the Company may authorize certification and delivery pursuant to oral or electronic instructions from the Company which instructions shall be promptly confirmed in writing;

(c)

an opinion of Counsel that all requirements imposed by this Trust Indenture or by law in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion; and

(d)

an Officers’ Certificate certifying that the terms and conditions for the certification and delivery of Additional Debentures have been complied with subject to the delivery of any documents or instruments specified in such Officers’ Certificate.

Section 2.08 Execution of Debentures

The Debentures shall be signed by any two authorized officers or directors of the Company. The signatures of any of such officers or directors may be mechanically reproduced in facsimile and Debentures bearing such facsimile signatures shall be binding upon the Company as if they had been manually signed by such officers or directors. Notwithstanding that any of the Persons whose manual or facsimile signature appears on any Debenture as a director or officer may no longer hold such office at the date of such Debenture or at the date of certification and delivery thereof, any Debenture signed as aforesaid shall be valid and binding upon the Company.

Section 2.09 Certification by Trustee

No Debenture shall be issued or shall be obligatory or entitle the holder to the benefit hereof until it has been certified by the Trustee substantially, in the case of Medium Term Notes, in the form of the certificate set out in Schedule “A” hereto, and, in any other case, in the form established pursuant to

Section 2.03 and approved by the Trustee and such certification by the Trustee upon any Debenture shall be conclusive evidence that the Debenture so certified has been duly issued hereunder and is a valid obligation of the Company.

The certificate of the Trustee on Debentures issued hereunder shall not be construed as a representation or warranty by the Trustee as to the validity of this Trust Indenture or of the Debentures (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.

Section 2.10  Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Company may issue and the Trustee certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the said series when the same are ready for delivery; or the Company may execute and the Trustee certify a temporary Debenture for the whole principal amount of Debentures of the said series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Company and the Trustee may approve entitling the holders thereof to definitive Debentures of the said series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Trust Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the said interim or temporary Debentures or interim certificates shall be deemed without duplication to be debenture holders and entitled to the benefit of this Trust Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Company shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debenture, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Company or the Trustee to the holders of such interim Debentures or certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.11  Issue of Substitutional Debentures

In case any of the Debentures issued and certified hereunder shall become mutilated or be lost, destroyed or stolen, the Company in its discretion may issue, and thereupon the Trustee shall certify and deliver, a new Debenture of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. The applicant for a new Debenture shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Company and to the Trustee in their discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Company and the Trustee in connection therewith.

Section 2.12 Purchase of Debentures by the Company

Unless otherwise specifically provided with respect to a particular series of Debentures, the Company may, as long as no Event of Default has occurred and is continuing, at any time and from time to time, purchase Debentures in the open market, by tender or by contract. All Debentures so purchased may, at the option of the Company, be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

Section 2.13 Pledge and Re-Issue of Debentures

Provided the Company is not at the time in default hereunder, all or any of the Debentures may be pledged, hypothecated or charged from time to time by the Company as security for advances or loans to or for indebtedness or other obligations of the Company, provided that the principal amount of the advances, loans, indebtedness or other obligations so secured is initially not less than 100% of the principal amount of Debentures so pledged, hypothecated or charged in respect thereof, and, when redelivered to the Company or its nominees on or without payment, satisfaction, release or discharge in whole or in part of any such advances, loans, indebtedness or obligations, together with all or any of the Debentures which may be purchased in the market or by tender or by contract, may be held by the Company for such period or periods as it deems expedient and shall (except when acquired pursuant to any provision of the Debentures or of this Trust Indenture or pursuant to a Certified Resolution, which provision or resolution requires cancellation and retirement of such Debentures so acquired, and except when determining the amount of Debentures outstanding for the purpose of any covenant expressed to be in effect so long as the Debentures or any one or more series thereof are outstanding, for which purposes such first mentioned Debentures shall be deemed to be outstanding) while the Company remains in possession thereof be treated as unissued Debentures and accordingly may be issued or re-issued, pledged or charged, sold or otherwise disposed of as and when the Company may think fit, and all such Debentures so issued, re-issued or pledged or charged, sold or otherwise disposed of before but not after the respective dates of maturity thereof shall, subject to the provisions of Section 1.02, continue to be entitled, as upon their original issue, to the benefit of all the terms, conditions, rights, priorities and privileges hereby attached to or conferred on Debentures issued hereunder.

Section 2.14  Commencement of Interest

All fully registered Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their date or from the last interest payment date to which interest shall have been paid or made available for payment on the outstanding Debentures of the same series and date of maturity, whichever shall be the later, or in respect of Medium Term Notes or other Debentures subject to a Periodic Offering, from their date or from the last interest payment date to which interest shall have been paid or made available for payment on such Debentures, whichever shall be the later; provided that, in respect of the first interest payment date after the original issuance thereof, each Debenture or Medium Term Note or other Debenture subject to a Periodic Offering, as the case may be, shall bear interest from the later of the date of such Debenture and the last interest payment date preceding the issuance of such Debenture.

Section 2.15 Debentures to Rank Pari Passu

All Debentures shall rank pari passu without discrimination, preference or priority, whatever may be the actual date or terms of the issue of the same respectively, save only as to sinking fund provisions (if any) applicable to one or more series.

ARTICLE III

REGISTRATION, TRANSFER AND EXCHANGE OF DEBENTURES

OWNERSHIP OF DEBENTURES AND NOTICE TO DEBENTURE HOLDERS

Section 3.01 Fully Registered Debentures

With respect to each series of Debentures issuable as fully registered Debentures, the Company shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Company may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the holders of fully registered Debentures and particulars of the Debentures held by them respectively and of all transfers of fully registered Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

No transfer of a fully registered Debenture shall be valid unless made on such register by the registered holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe, or, except in the case where a new Debenture is issued upon such transfer, unless the transfer shall have been noted on the Debenture by the Trustee or other registrar.

Section 3.02 Global Debentures

With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Company shall cause to be kept by and at the principal office of the Trustee in Calgary and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depositary, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.01 shall govern with respect to registrations and transfers of such Debentures.

Notwithstanding any other provision of this Article III, a Global Debenture may not be transferred by the registered holder thereof except in the following circumstances or as otherwise specified in a Certified Resolution, Officers’ Certificate or supplemental indenture relating to a particular series of Debentures:

(a)

a Global Debenture may be transferred by a Depositary to a nominee of such Depositary or by a nominee of a Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee;

(b)

a Global Debenture may be transferred at any time after the Depositary for such Global Debenture (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture or (ii) ceases to be eligible to be a Depositary under Section 2.06, provided that at the time of such transfer the Company has not appointed a successor Depositary for such Global Debenture;

(c)	a Global Debenture may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debenture;

(d)

a Global Debenture may be transferred at any time after the Trustee has been advised by written notice that an Event of Default has occurred and is continuing with respect to the Debentures of the series or issue issued as a Global Debenture, provided that beneficial holders of Debentures representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series or issue advise the Depositary in writing, through the Depositary participants, that the continuation of the book-entry only registration system for such series or issue of Debentures is no longer in their best interests and also provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 6.03;

(e)	a Global Debenture may be transferred if required by applicable law; and

(f)	a Global Debenture may be transferred if the book-entry only registration system ceases to exist.

Section 3.03 Transferee entitled to Registration

The transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Trust Indenture or by law, be entitled to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and the transferor or any previous holder of such Debenture, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.04 No Notice of Trusts

Neither the Company nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

Section 3.05 Registers open for Inspection

The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Company, the Trustee or any debenture holder. The Trustee and every registrar shall from time to time when requested so to do in writing by the Company or by the Trustee furnish the Company or the Trustee, as the case may be, with a list of names and addresses of debenture holders entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder.

Section 3.06 Exchanges of Debentures

Subject to Section 3.07, Debentures in any authorized form or denomination may be exchanged for Debentures in any other authorized form or denomination, of the same series or, with respect to Medium Term Notes, of the same issue and date of maturity, bearing the same interest rate, if any, and of the same aggregate principal amount as the Debentures so exchanged.

Debentures of any series may be exchanged only at the principal office of the Trustee in the City of Calgary or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Company with the approval of the Trustee. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Company shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.07 Closing of Registers

Neither the Company nor the Trustee nor any registrar shall be required to:

(a)	make transfers or exchanges of fully registered Debentures for a period of 15 Business Days next preceding any interest payment date;

(b)	make exchanges of any Debentures on the day of or during the 15 Business Days next preceding any selection by the Trustee of Debentures to be redeemed; or

(c)	make exchanges of any Debentures which will have been selected or called for redemption, unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

Section 3.08 Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Trustee and the Company from time to time), and payment of such charges and reimbursement of the Trustee or other registrar or the Company for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto.

Notwithstanding the foregoing provisions, no charge shall be made to a debenture holder hereunder:

(a)

for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series and with respect to Debentures subject to a Periodic Offering within a period of two months from the date of delivery of any such Debenture; or

(b)

for any exchange after such period of fully registered Debentures in denominations in excess of $1,000 for Debentures in lesser denominations provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to the foregoing paragraph (a); or

(c)	for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.10; or

(d)	for any exchange of a Global Debenture as contemplated in Section 3.02; or

(e)	for any exchange of any Debenture resulting from a partial redemption under Section 4.02.

Section 3.09 Ownership of Debentures

The Person in whose name any registered Debenture is registered shall for all the purposes of this Trust Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and, in the case of a fully registered Debenture, interest thereon shall be made to such registered holder.

Section 3.10 Payment Free from Equities

The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instrument free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Company and/or the Trustee for the same and neither the Company nor the Trustee shall be bound to inquire into the title of any such registered holder.

Where Debentures are registered in more than one name, the principal, premium, if any, and interest (in the case of fully registered Debentures) from time to time payable in respect thereof may be paid by warrant or cheque payable to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge to the Trustee and any Debenture registrar and to the Company.

ARTICLE IV

REDEMPTION OF DEBENTURES

Section 4.01 Applicability of Article

The Company shall have the right at its option to redeem either in whole at any time or in part from time to time before maturity any Debentures issued hereunder which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of such Debentures) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Trust Indenture, in the Debentures, in a Certified Resolution, in an Officers’ Certificate or supplemental indenture authorizing or providing for the issue thereof.

Section 4.02 Partial Redemption

If less than all the Debentures of any series or issue for the time being outstanding are at any time to be redeemed, the Debentures so to be redeemed shall be selected by the Trustee (i) in the case of fully registered Debentures, on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder, or (ii) in such other manner as the Trustee may deem equitable. Unless otherwise specifically provided in the terms of any series or issue of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the redemption price, the Company shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article IV shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

Section 4.03 Notice of Redemption

Notice of redemption of any Debentures shall be given to the holders of the Debentures so to be redeemed not more than 60 days nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article X. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the redemption date, the redemption price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the redemption date. In addition, unless all the outstanding Debentures are to be redeemed, the notice of redemption shall specify:

(a)

in the case of a notice mailed to a registered debenture holder, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such debenture holder);

(b)

in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or if such Debentures are selected by terminal digit or other similar system such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depositary, the Trustee and the Company; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

Publication shall not be required for the redemption of Debentures.

Section 4.04 Debentures Due on Redemption Dates

Notice having been given as aforesaid, all the Debentures so called for redemption shall thereupon be and become due and payable at the redemption price, on the redemption date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such redemption date, if the moneys necessary to redeem such Debentures shall have been deposited as provided in Section 4.05 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest upon the said Debentures shall cease. In case any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee, acting reasonably, whose decision shall be final and binding upon all parties in interest.

Section 4.05 Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Company depositing with the Trustee or any paying agent to the order of the Trustee, on or before the redemption date specified in such notice, such sums as may be sufficient to pay the redemption price of the Debentures so called for redemption, including accrued interest thereon to the date of redemption. The Company shall also deposit with the Trustee a sum sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal, premium, if any, and interest to which they are respectively entitled on redemption.

Section 4.06  Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the date specified for redemption so to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption moneys payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption moneys may be set aside in trust at such rate of interest as the depository may allow, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the debenture holder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the debenture holder shall have no other right except to receive payment out of the moneys so paid and deposited upon surrender and delivery up of such holder’s Debenture of the redemption price of such Debenture plus such interest thereon, if any, as the depository may allow. In the event that any money required to be deposited hereunder with the Trustee or any depository or paying agent on account of principal, premium, if any, or interest on Debentures issued hereunder shall remain so deposited for a period of six years, then such moneys, together with any accumulated interest thereon, if any, shall at the end of such period be paid over by the Trustee or such depository or paying agent to the Company on its written demand.

Section 4.07 Cancellation of Debentures Redeemed

All Debentures redeemed and paid under this Article IV shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

ARTICLE V

COVENANTS OF THE COMPANY

Section 5.01 General Covenants

The Company covenants with the Trustee that so long as any Debentures remain outstanding:

(a)

Payment of Principal and Interest. The Company will duly and punctually pay or cause to be paid to every holder of every Debenture issued hereunder the principal thereof, premium, if any, and interest accrued thereon, if any (including, in the case of default, interest at the rate specified therein on the amount in default), on the dates and at the places, in the currencies and in the manner mentioned herein and in such Debentures. As interest becomes due on each fully registered Debenture (except at maturity or on redemption, when interest may at the option of the Company be paid upon surrender of such Debenture) the Company, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, transfer of funds or such other means as may be agreed to by the Trustee, a cheque for or other means of payment of such interest (less any tax required to be withheld therefrom) payable to the order of the then registered holder of such Debenture and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs and except, in the case of Medium Term Notes, as otherwise provided in Section 2.04.

If payment is made by cheque such cheque shall be forwarded at least three Business Days prior to each date on which interest becomes due and if payment is made by other means (such as transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due.

In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address appears on the register in respect of such joint holding, the cheque shall be mailed to the first address so appearing.

The mailing of such cheque or the making of such payment by other means (including payments provided for in Section 2.04(f)) shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque be not paid at par on presentation at any one of the places where such interest is by the terms of such Debenture made payable. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Company will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

Notwithstanding the foregoing, if part or all of any series of Debentures is represented by a Global Debenture, then all payments on the portion represented by the Global Debenture may be made at the determination of the Company by electronic funds transfer or otherwise to the Depositary or its nominee for subsequent payment to holders of interests in that Global Debenture. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld, as aforesaid, satisfy and discharge the liability for interest on such Debenture unless, in the case of payment by cheque, such cheques are not paid at par on presentation at any one of the places where such interest is by the terms of such Debenture, made payable. In the event of non-receipt of any such cheque or such other payment of interest by the Person to whom it is sent as aforesaid, the Company shall issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction.

None of the Company, the Trustee or any agent of the Trustee for any Debentures issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

(b)	Conduct of Business. The Company will (subject to the provisions of Article VIII) carry on and conduct its business in a proper, efficient and business-like manner and in accordance with good business practice, and diligently maintain, use and operate its properties and plants so as to preserve and protect the earnings, incomes, rents, issues and profits thereof (provided, however, that nothing herein contained shall prevent the Company from ceasing to operate any particular plant or property, but not all or substantially all of its undertaking); except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)

Payment of Taxes. The Company will from time to time pay or cause to be paid all taxes, rates, levies, assessments, ordinary or extraordinary, government fees or dues lawfully levied, assessed or imposed upon or in respect of its property or any part thereof or upon the income and profits of the Company as and when the same become due and payable, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section 5.01(c) shall not apply in respect of any taxes, rates, levies, assessments, government fees or dues which are levied, assessed or imposed upon the shareholders of the Company and provided that the Company shall have the right to contest by legal proceedings any such taxes, rates, levies, assessments, government fees or dues, and upon such contest, may delay or defer payment or discharge thereof.

(d)

Insurance. The Company will cause all its property which is of a character usually insured by Persons operating like businesses to be properly insured and kept insured with reputable insurers (which may include associations or other organizations for mutual or reciprocal insurance) against loss or damage by fire or other hazards of the nature and to the extent that such properties are usually insured by Persons operating like businesses, except to the extent that, in the event of such fire or hazard, failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that from time to time another method or plan of protection (including self insurance) against such loss or damage may be substituted, in whole or in part, for the aforesaid insurance if such plan or method shall afford protection to the property of the Company at least equal to the plan or method of protection against such loss or damage then generally in use with respect to similar property subject to similar or greater hazards or risks.

(e)

Reporting Requirements. The Company will provide copies of the annual consolidated financial statements of the Company and any reports of the Company’s Auditors thereon furnished to its shareholders to the Trustee as the Trustee may reasonably request.

(f)

Negative Covenant. The Company will not encumber any of its assets or property, present or future, to secure any Indebtedness for borrowed money (other than First Mortgage Pipe Line Bonds) unless all the Debentures then outstanding hereunder are secured equally and rateably with such Indebtedness, provided that this covenant will not apply to nor operate to prevent:

(i)

any Security Interest given in the ordinary course of business to any bank or banks to secure any Indebtedness payable on demand or maturing (including any right of extension or renewal) 24 months or less after the date such Indebtedness is incurred or the date of any renewal or extension thereof;

(ii)	any Security Interest which secures Non-Recourse Debt or Purchase Money Obligations;

(iii)	any Security Interest granted by the Company in favour of a Subsidiary of the Company;

(iv)

any Security Interest incidental to, and which does not materially interfere with, the ordinary conduct of the business or operations of the Company (other than the borrowing of money or the repayment of money borrowed);

(v)

liens or deposits under or to secure workers’ compensation, social security, unemployment insurance or similar legislation; liens or deposits in connection with bids, tenders, leases, contracts or expropriation proceedings; liens or deposits to secure public or statutory obligations; and liens or deposits to secure surety or appeal bonds, costs of litigation when required by law or other obligations of a like nature;

(vi)

liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens; liens or privileges imposed by law, such as builders’, carriers’, warehousemen’s, landlords’, mechanics’ and materialmen’s liens and privileges; liens and privileges arising out of judgments or awards with respect to which the Company is prosecuting an appeal or proceedings for review and with respect to which it has secured a stay of execution pending such appeal or proceedings for review; liens for taxes, assessments or governmental charges or levies not at the time due and delinquent or the validity of which is being contested at the time by the Company in good faith; liens securing workmen’s compensation assessments; undetermined or inchoate liens, privileges and charges incidental to, and which do not materially interfere with, current operations which have not at such time been filed pursuant to law against the Company or which relate to obligations not due or delinquent; and the deposit of cash or securities in connection with any lien or privilege referred to in this clause (vi);

(vii)

minor encumbrances, including, without limitation, easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines and oil and natural gas pipe lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, servitudes, rights-of-way or other similar rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Company;

(viii)

rights reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by the Company, or by any statutory provision, to terminate any such lease, license, franchise, grant or permit or to purchase assets or property used in connection therewith or to require annual or other periodic payments as a condition to the continuance thereof;

(ix)	liens or rights of distress reserved in or exercisable under any lease for rent and for compliance with the terms of such lease;

(x)	Security Interests granted to a public utility or any municipality or governmental or other public authority when required by such utility, municipality or other authority in connection with the operations of the Company and its Subsidiaries, any obligations or duties, affecting the property of the Company, to any municipality or governmental, statutory or public authority, with respect to any franchise, grant, licence or permit and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on lands held by the Company under government permits, leases or other grants, which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purposes for which they are held by the Company;

(xi)	the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown and all statutory exceptions, qualifications and reservations in respect of title;

(xii)

any Security Interest, the validity of which is being contested by the Company in good faith or the payment of which has been provided for by deposit with the Trustee of an amount in cash sufficient to pay the amount thereof in full;

(xiii)

any other liens of a nature similar to the foregoing referred to in clauses (v) through (xii) inclusive which do not in the opinion of the Company materially impair the use of the property subject thereto or the operation of the business of the Company or the value of such property for the purpose of such business;

(xiv)	any Security Interest in respect of the Company existing at the Issue Date or arising thereafter pursuant to contractual commitments entered into prior to the Issue Date;

(xv)

any Security Interest in respect of assets or property of a Person which exists at the time of the amalgamation, consolidation, merger or reorganization of such Person and the Company, or at the time such assets or property is otherwise acquired by the Company;

(xvi)

any extension, renewal, alteration, substitution or replacement (or successive extensions, renewals, alterations, substitutions or replacements), in whole or in part, of any Security Interest referred to in the foregoing clauses, provided the extension, renewal, alteration, substitution or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered, substituted or replaced (plus improvements on such property or the proceeds thereof) and the principal amount of the obligations secured thereby is not thereby increased;

(xvii)	any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations; and

(xviii)

any Security Interest on any assets or property of the Company if, after giving effect to that Security Interest, the aggregate amount of Indebtedness secured by the Security Interests permitted only by this clause (xviii) does not at that time exceed 5% of the Consolidated Net Tangible Assets.

Section 5.02 Trustee’s Remuneration and Expenses

The Company covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under the trusts hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its negligence or bad faith. After default all amounts so payable and interest thereon shall be payable out of any funds coming into the possession of the Trustee.

Section 5.03 Not to Accumulate Interest

In order to prevent any accumulation after maturity of unpaid interest or of unpaid Debentures, the Company covenants with the Trustee that it will not, directly or indirectly, extend or assent to the extension of time for payment of any interest on any Debenture or be a party to or approve any such arrangement by purchasing or funding any of said interest or in any other manner. In case the time for payment of any such interest shall be so extended, whether for a definite period or otherwise, such interest shall not be entitled, in case of default hereunder, to the benefit of this Trust Indenture except subject to the prior payment in full of the principal of all Debentures issued hereunder and then outstanding and of interest on such Debentures, the payment of which has not been so extended, and of all other moneys payable hereunder.

Section 5.04 Performance of Covenants by Trustee

If the Company shall fail to perform any of its covenants contained in this Trust Indenture the Trustee may notify the debenture holders of such failure on the part of the Company or may itself perform any of said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the debenture holders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 5.02. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Company of any default hereunder.

ARTICLE VI

DEFAULT AND ENFORCEMENT

Section 6.01 Events of Default

The events following are hereafter sometimes referred to as Events of Default:

(a)	default in payment of the principal of or premium, if any, on any Debenture when the same becomes due under any provision hereof or of the Debentures;

(b)

default in payment of any interest due on any Debenture or in the performance of any of the covenants contained in Sections 5.01(f) and 8.01, and such default shall have continued for a period of 30 days;

(c)

an order is made or an effective resolution passed for the winding-up or liquidation of the Company except in the course of carrying out the provisions of Article VIII or pursuant to a transaction in respect of which the conditions of Article VIII are duly observed and performed;

(d)

the Company makes a general assignment for the benefit of its creditors, or shall be declared bankrupt, or if a custodian or a sequestrator or a receiver and manager or any other officer with similar powers shall be appointed for, or an encumbrancer takes possession of, the property of the Company or any substantial part thereof;

(e)

any process of execution is enforced or levied upon any substantial part of the property of the Company and remains unsatisfied for a period of sixty (60) days, as to movable or personal property, or ninety (90) days, as to immovable or real property, provided that such process is not in good faith disputed by the Company, or, if so disputed, the Company shall have given evidence satisfactory to the Trustee that it has available a sum sufficient to pay in full the amount claimed in the event that it shall be held to be a valid claim;

(f)

the Company fails to make any payment at maturity, including any applicable grace period, in respect of any issue of Indebtedness in an aggregate amount in excess of the greater of 5% of Consolidated Equity and $100.0 million, or the equivalent thereof in any other currency, and such failure shall have continued for a period of 30 days after written notice thereof shall have been given in the manner provided in Article X to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debentures;

(g)

a default with respect to any Indebtedness, which default results in the acceleration of any issue of Indebtedness in an aggregate amount in excess of the greater of 5% of Consolidated Equity and $100.0 million, or the equivalent thereof in any other currency, without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof shall have been given in the manner provided in Article X to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in aggregate principal amount of the outstanding Debentures; and

(h)

the Company neglects to carry out or observe any other covenant or condition contained in this Trust Indenture on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Company specifying such default and requiring the Company to put an end to the same, the Company fails to make good such default within a period of 60 days, or such shorter period as would at any time, if continued, render any substantial part of the property of the Company liable to forfeiture, unless the Trustee (having regard to the subject matter of the neglect or non-performance) shall have agreed to a longer period, and in such an event, within the period agreed to by the Trustee.

In addition to the events hereinabove set forth, the Company may by indenture supplemental hereto, executed and delivered pursuant to the provisions of Article XI, create further Events of Default.

Section 6.02 Acceleration on Default

In case an Event of Default has occurred, the Trustee may in its discretion and shall upon the requisition in writing of the holders of at least 25% of the principal amount of the Debentures then outstanding, subject to the provisions of Section 6.03, by notice in writing to the Company declare the principal and interest of all Debentures then outstanding and other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and the Company shall on such demand forthwith pay to the Trustee for the benefit of the debenture holders the principal of and accrued and unpaid interest and interest on amounts in default on such Debentures (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Company, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Company on the date of such declaration) and all other moneys payable hereunder, together with subsequent interest thereon at the rates borne by the Debentures from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Company’s obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 6.05.

Section 6.03 Waiver of Default

In case an Event of Default has occurred otherwise than by default in payment of any principal at maturity:

(a)

the holders of not less than 66 2/3% of the principal amount of Debentures then outstanding shall have power (in addition to and subject to the powers exercisable by extraordinary resolution as hereinafter provided) by requisition in writing to instruct the Trustee to waive the default and/or to cancel any declaration made by the Trustee pursuant to Section 6.02 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as such debenture holders shall prescribe; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Company of any covenant applicable only to one or more particular series or issue of Debentures then the holders of not less than 66 2/3% of the principal amount of the outstanding Debentures of that series or issue or those series or issues, as the case may be, shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series or issue of Debentures; and

(b)

the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable;

provided that no act or omission either of the Trustee or of the debenture holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

Section 6.04 Right of Trustee to Enforce Payment

Subject to the provisions of Section 6.03 and to the provisions of any extraordinary resolution that may be passed by the debenture holders, in case the Company shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 6.02, the principal of and premium (if any) and interest on all Debentures then outstanding together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding (or, if more than one series of Debentures is outstanding, in the case of default in the payment of principal, premium or interest in respect of any one or more series of Debentures or in any material covenant or condition which by its terms is effective only so long as Debentures of one or more series are outstanding, signed by the holders of not less than 25% in principal amount of the Debentures of any such series in default then outstanding)

and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of, premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Trust Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Trust Indenture or by suit at law or in equity as the Trustee shall deem expedient.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the debenture holders or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the debenture holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective debenture holders by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective debenture holders with authority to make and file in the respective names of the debenture holders (if known) or on behalf of the debenture holders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the debenture holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such debenture holders, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the debenture holders against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided that nothing contained in this Trust Indenture shall be deemed to give to the Trustee, unless so authorized by extraordinary resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any debenture holder.

The Trustee shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the debenture holders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the debenture holders subject to the provisions of this Trust Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Trust Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the debenture holders, and it shall not be necessary to make any debenture holders parties to any such proceeding.

Section 6.05 Application of Moneys by Trustee

Except as herein otherwise expressly provided, any moneys received by the Trustee from the Company pursuant to the foregoing Sections of this Article VI, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

(a)

first, to the payment or reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances, or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trust or otherwise in relation to this Trust Indenture, with interest thereon as herein provided;

(b)

second, subject to the provisions of Section 5.03 and as hereinafter in this Section 6.05 provided, in payment of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by extraordinary resolution passed as hereinafter provided and in that case in such order of priority as between principal, premium and interest as may be directed by such resolution; and

(c)	third, the surplus (if any) of such moneys shall be paid to the Company or its assigns;

provided, however, that no payment shall be made in respect of the principal, premium or interest of any Debenture held, directly or indirectly, by or for the benefit of the Company or any Subsidiary of the Company (other than any Debenture pledged for value and in good faith to a Person other than the Company or any Subsidiary of the Company, but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest of all Debentures which are not so held.

Provided always that the Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it is insufficient to make a distribution of at least 2% of the principal amount of the outstanding Debentures but it may retain the money so received by it and deposit the same in its deposit department or in a chartered bank in Canada to its credit at such rate of interest as is then current on similar deposits or invest the same as provided in Article XII until the moneys or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner above set forth.

Section 6.06 Notice of Payment by Trustee

Not less than 21 days notice shall be given by the Trustee of any payment to be made under this Article VI to the debenture holders. Such notice shall state the time when and place where such payment is to be made and also the liability under this Trust Indenture upon which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the debenture holders will be entitled to interest only on the balance (if any) of the principal, premium (if any) and interest due to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

Section 6.07 Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article VI is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement in any special case, upon such indemnity being given to it and to the Company as the Trustee shall deem sufficient.

Section 6.08 Trustee Appointed Attorney

The Company hereby irrevocably appoints the Trustee to be the attorney of the Company for and in the name and on behalf of the Company to execute any instrument and do any acts and things which the Company ought to sign, execute and do under this Article VI and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

Section 6.09 Remedies Cumulative

Each and every remedy herein conferred upon or reserved to the Trustee, or upon or reserved to the holders of the Debentures, shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 6.10 Judgment Against Company

The Company covenants and agrees with the Trustee that, in case of any proceedings to obtain judgment for the principal of or interest or premium on the Debentures, judgment may be rendered against it in favour of the debenture holders hereunder, or in favour of the Trustee, as trustee of an express trust for the debenture holders, for any amount which may remain due in respect of the Debentures and premium (if any) and interest thereon.

Section 6.11 Immunity of Shareholders and Others

The debenture holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, officer, director or shareholder of the Company or of any successor, in each case in such capacity, for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company herein or in the Debentures contained.

Section 6.12 Suits by Debenture Holders

No holder of any Debenture shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Trust Indenture for the purpose of enforcing any rights on behalf of the debenture holders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless: (a) such debenture holder shall previously have given to the Trustee written notice of the happening of an Event of Default hereunder; and (b) the debenture holders by extraordinary resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding (or, if more than one series of Debentures is outstanding, in the case of default in the payment of principal, premium (if any) or interest in respect of any one or more series of Debentures or in any material covenant or condition which by its terms is effective only so long as Debentures of one or more series are outstanding, signed by the holders of not less than 25% in principal amount of Debentures of any such series in default then outstanding) shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the debenture holders, or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Trustee shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures; thereafter, in such case but not otherwise, any debenture holder acting on behalf of himself and all other debenture holders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 6.04; it being understood and intended that no one or more holders of Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Debenture, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of all outstanding Debentures.

ARTICLE VII

SATISFACTION AND DISCHARGE

Section 7.01 Cancellation and Destruction

All matured Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Trust Indenture may be destroyed by the Trustee and, if required by the Company, the Trustee shall furnish to it a destruction certificate setting out the designation numbers of the Debentures so destroyed.

Section 7.02 Non-Presentation of Debentures

Subject to the redemption provisions applicable to any Debentures, in case the holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof, the premium, if any, thereon and/or the interest thereon or represented thereby becomes payable either at maturity, on redemption or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)	the Company shall be entitled to pay to the Trustee and direct it to set aside; or

(b)	in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Debentures, the Company shall be entitled to direct the Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal, premium, if any, or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Trust Indenture, and from and after such setting aside all such amounts shall be deemed to have been paid by the Company in accordance with the provisions of this Trust Indenture and such Debenture shall be deemed not to be outstanding hereunder and no further interest shall accrue thereon to the holder and the holder of such Debenture shall, subject to Section 7.03, have no rights in respect thereof except that of receiving payment of the moneys so set aside upon due presentation and surrender thereof.

Section 7.03 Repayment of Unclaimed Moneys to Company

Any moneys set aside under Section 7.02 and not claimed by and paid to holders of Debentures as provided in said Section 7.02 within six years after the date of such setting aside shall, subject to any applicable laws and regulations, be repaid to the Company by the Trustee on demand together with any interest accrued thereon and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the holders of the Debentures in respect of which such moneys were so repaid to the Company shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Company.

Section 7.04 Discharge

The Trustee shall at the written request of the Company release and discharge this Trust Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other moneys payable hereunder have been paid or satisfied or that, all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

Section 7.05 Defeasance

The Company shall be deemed to have fully paid, satisfied and discharged all the outstanding Debentures or all the outstanding Debentures of any series or issue and the Trustee, at the expense of the Company, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all outstanding Debentures or all the outstanding Debentures of any series or issue issued hereunder, as the case may be, either:

(a)

the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay, satisfy and discharge the entire amount of principal, premium (if any) and accrued and unpaid interest to the maturity date or any repayment date, as the case may be, of all the outstanding Debentures or all the outstanding Debentures of such series or issue; or

(b)

the Company has deposited or caused to be deposited with the Trustee as trust property in trust for the purpose, such amount of direct obligations of, or obligations the principal, premium (if any) and interest of which are guaranteed by, the Government of Canada or of the United States of America as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire amount of principal, premium (if any) and accrued and unpaid interest to the maturity date or any repayment date, as the case may be, of all the outstanding Debentures or all the outstanding Debentures of such series or issue;

and in either event:

(c)	the Company has paid or caused to be paid all other sums payable with respect to all the outstanding Debentures or all the outstanding Debentures of such series or issue;

(d)

the Company has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all the outstanding Debentures or all the outstanding Debentures of such series or issue have been complied with; and

(e)

except in respect of taxes arising with respect to deposited funds or other provision for payment in respect of the Debentures or Debentures of such series or issue as hereinbefore provided, for the payment of which the Company has deposited funds with the Trustee as trust funds in trust for such purpose, the Trustee shall have received an opinion of national recognized counsel to the effect that the holders of Debentures or such series or issue of Debentures will not be subject to any additional taxes as a result of the exercise by the Company of the defeasance option provided in this Section 7.05 and that they will be subject to taxes, if any, including those in respect of income (including taxable capital gain), on the same amount, in the same manner and at the same time or times as would have been the case if such option had not been exercised.

Any deposits with the Trustee referred to in this Section shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance satisfactory to the Trustee, acting reasonably, and which provides for the due and punctual payment of the principal, premium, if any, and accrued and unpaid interest of all the outstanding Debentures or all the outstanding Debentures of such series.

Upon the satisfaction of the conditions set forth in this Section with respect to all the outstanding Debentures or all the outstanding Debentures of such series or issue, the terms and conditions of all the outstanding Debentures or all the outstanding Debentures of such series or issue, including the terms and conditions with respect thereto set forth in this Trust Indenture, shall no longer be binding upon or applicable to the Company.

Any funds or obligations deposited with the Trustee pursuant to this Section shall be denominated in the currency in which the Debentures so deemed to be fully paid, satisfied and discharged are denominated.

ARTICLE VIII

SUCCESSORS

Section 8.01 Certain Requirements in Respect of Mergers, etc.

The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other Person (herein called a “successor”) whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, conveyance or otherwise, but may do so if:

(a)

the successor shall execute, prior to or contemporaneously with the consummation of such transaction, an indenture supplemental hereto together with such other instruments as are satisfactory to the Trustee and in the opinion of Counsel are necessary or advisable to evidence the assumption by the successor of the due and punctual payment of all of the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of the successor to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this Trust Indenture;

(b)

such transaction shall, in the opinion of Counsel, be upon such terms as substantially to preserve and not to impair any of the rights and powers of the Trustee or of the debenture holders hereunder including the rights of the debenture holders in respect of the conversion of any Debentures that may be convertible;

(c)

no condition or event shall exist as to the Company or the successor either at the time of or immediately after such consolidation, amalgamation, merger, transfer, sale or conveyance and after giving full effect thereto or immediately after the successor complying with the provisions of paragraph (a) above which constitutes or would with the passage of time constitute an Event of Default hereunder; and

(d)	the successor is lawfully entitled to acquire and operate the said undertaking, property and assets.

Thereafter, the successor will be substituted for the Company under this Trust Indenture and the Debentures and the Company will be released from all its liabilities and obligations under this Trust Indenture and the Debentures.

Section 8.02 Vesting of Powers in Successor

Whenever the conditions of Section 8.01 have been duly observed and performed, a successor (including one or more successive successors) to the Company shall possess and from time to time may exercise each and every right and power of the Company under this Trust Indenture in the name of the Company or otherwise and any act or proceeding by any provision of this Trust Indenture required to be done or performed by any directors or officers of the Company, may be done and performed with like force and effect by the like directors or officers of such successor.

ARTICLE IX

MEETINGS OF DEBENTURE HOLDERS

Section 9.01 Right to Convene Meeting

The Trustee may at any time and from time to time and shall on requisition in writing made by the Company or by the holders of at least 10% of the principal amount of Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction by the Company or by the debenture holders making such requisition against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the debenture holders. In the event of the Trustee failing within 30 days after such a requisition is made and indemnity given as aforesaid, to give notice convening a meeting, the Company or such debenture holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary or at such other place as may be approved or determined by the Trustee and the Company, each acting reasonably.

Section 9.02 Notice

At least 21 days notice of any meeting shall be given to the debenture holders in the manner provided in Article X and a copy thereof shall be sent by mail to the Trustee unless the meeting has been called by it and to the Company unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any debenture holder shall not invalidate any resolution passed at any such meeting.

Section 9.03 Chairman

Some Person, who need not be a debenture holder, nominated in writing by the Trustee shall be chairman of the meeting and if no Person is nominated, or if the Person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the debenture holders present in person or by proxy shall choose some Person present to be chairman.

Section 9.04 Quorum

Subject to the provisions of Section 9.12, at any meeting of the debenture holders a quorum shall consist of debenture holders present in person or by proxy and representing at least 10% in principal amount of the outstanding Debentures. If a quorum of the debenture holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by or on the requisition of debenture holders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place. At the adjourned meeting the debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 10% in principal amount of the outstanding Debentures.

Section 9.05 Power to Adjourn

The chairman of any meeting at which a quorum of the debenture holders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 9.06 Show of Hands

Every question or resolution (other than extraordinary resolutions) submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

Section 9.07 Poll

On: (a) every extraordinary resolution; and (b) any other question submitted to a meeting when demanded by the chairman or by one or more of the debenture holders acting in person or by proxy and holding at least $100,000 principal amount of Debentures, a poll shall be taken in such manner as the chairman shall direct and the result of the poll shall be and be deemed to be the decision of the meeting. Questions or resolutions other than extraordinary resolutions, shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

Section 9.08 Voting

On a show of hands every Person who is present and entitled to vote, whether as a debenture holder or as proxy for one or more absent debenture holders or both, shall have one vote. On a poll each debenture holder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be holder. A proxy need not be a debenture holder. In the case of joint registered holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the others; but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

Section 9.09 Regulations

A debenture holder may be present and vote at any meeting of debenture holders by an authorized representative. The Company (in case it convenes a meeting) or the Trustee (in any other case) for the purpose of enabling the debenture holders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary or revoke such regulations as it shall from time to time think fit providing for and governing any of the following matters and such other matters for which regulations may, in the opinion of the Trustee or the Company, be necessary or desirable:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a debenture holder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Company or the debenture holder convening the meeting, as the case may be, may in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by electronic communication before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. The Trustee may dispense with any such deposit and permit debenture holders to make proof of ownership in such other manner, if any, as the Trustee may approve. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be debenture holders and Persons whom debenture holders have by instrument in writing duly appointed as their proxies.

Section 9.10 Company and Trustee may be Represented

The Company and the Trustee, by their respective officers, employees and directors, the Company’s Auditors and the legal advisers of the Company and the Trustee may attend any meeting of the debenture holders, but shall have no vote as such.

Section 9.11 Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by this Trust Indenture or by law, a meeting of the debenture holders shall have the following powers exercisable from time to time by extraordinary resolution:

(a)

power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the debenture holders and/or, subject to the Trustee’s prior approval, the Trustee, against the Company or against its undertaking, property and assets or any part thereof whether such rights arise under this Trust Indenture or the Debentures or otherwise;

(b)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Trust Indenture or the Debentures in any manner specified in such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

(c)

power to waive and direct the Trustee to waive any default on the part of the Company in complying with any provision of this Trust Indenture or the Debentures either unconditionally or upon any conditions specified in such extraordinary resolution; and in case any debenture holder shall have commenced any proceeding to enforce any remedy hereunder by reason of such default, to restrain such debenture holder from continuing such proceeding and to stay or discontinue the same, upon payment of the reasonable and necessary costs, charges or expenses incurred by such debenture holder in connection therewith;

(d)

power to sanction the sale, exchange or other disposition of all the Debentures for the time being outstanding for such consideration as may be specified in such extraordinary resolution, which consideration may be wholly or partly cash, shares, bonds, debentures, notes or other securities or obligations of the Company or any other Person formed or to be formed;

(e)

power to assent to any modification of or change in or omission from the provisions contained herein or in the Debentures which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any instrument supplemental hereto embodying such modification, change or omission;

(f)

power to authorize the distribution in specie of any shares or securities received upon the realization of any security created pursuant hereto or the use or disposal of the whole or any part of such shares or securities or any cash received thereon in such manner and for such purpose or purposes as may be specified in or authorized or approved in the resolution authorizing the same;

(g)

power to sanction any scheme for the reorganization of the Company, for the consolidation, amalgamation or merger of the Company with any other Person and for the selling or leasing of the undertaking, property and assets of the Company or any part thereof, provided no such sanction shall be necessary for a reorganization, consolidation, amalgamation, merger, sale or other transaction under the provisions of Article VIII;

(h)

power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such extraordinary resolution) the power to give to the Trustee any or all of the directions or authorizations which the debenture holders could give by extraordinary resolution under the foregoing clauses (a), (b), (c), (d), (e), (f) and (g); the extraordinary resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of Persons as shall be prescribed in the extraordinary resolution appointing it, and the members need not be themselves debenture holders; subject to the extraordinary resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; all acts of any such committee within the authority delegated to it shall be binding upon all debenture holders; neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith; and

(i)	power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the debenture holders.

Section 9.12 Meaning of “Extraordinary Resolution”

The expression “extraordinary resolution” when used in this Trust Indenture means, subject as hereinafter in this Article, a resolution proposed to be passed as an extraordinary resolution at a meeting of debenture holders duly convened for such purpose and held in accordance with the provisions in this Article contained at which the holders of at least 25% in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

If at any such meeting called for the purpose of passing an extraordinary resolution, the holders of 25% in principal amount of the Debentures outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of debenture holders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such adjourned meeting in the manner provided in Article X. Such notice shall state that at the adjourned meeting the debenture holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in this Section 9.12 shall be an extraordinary resolution within the meaning of this Trust Indenture notwithstanding that the holders of 25% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

Section 9.13 Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Trust Indenture stated to be exercisable by the debenture holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the debenture holders to exercise such power or powers or combination of powers or any power or powers or combination of powers thereafter from time to time.

Section 9.14 Minutes

Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the debenture holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

Section 9.15 Instruments in Writing

Subject to Section 9.17, all actions which may be taken and all powers that may be exercised by the debenture holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of not less than 66 2/3%, in the case of an extraordinary resolution, or more than 50%, in the case of an ordinary resolution, of the principal amount of all the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression “extraordinary resolution” or “ordinary resolution”, as the case may be, when used in this Trust Indenture shall include an instrument so signed. Proof of the execution of an instrument in writing by any debenture holder may be made by the certificate of any notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

Any instrument in writing signed as herein provided shall bind all future holders of the same Debenture or any Debenture or Debentures issued in exchange therefor in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.

Section 9.16 Binding Effect of Resolutions

Every ordinary resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of debenture holders shall be binding upon all the debenture holders, whether present or absent at such meeting, and every instrument in writing signed by debenture holders in accordance with Section 9.15 shall be binding upon all the debenture holders, whether signatories thereto or not, and each and every debenture holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such ordinary resolution, extraordinary resolution and instrument in writing.

Section 9.17 Serial Meetings

If any business to be transacted at a meeting of debenture holders, or any action to be taken or power to be exercised by instrument in writing under Section 9.15, especially affects the rights of the holders of Debentures of one or more series in a manner or to an extent substantially differing from the manner in which or the extent to which it affects the rights of the holders of Debentures of any other series (as determined by Counsel, which determination shall be binding on the debenture holders and the Trustee) then:

(a)	reference to such fact, indicating each series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”;

(b)	the holders of Debentures of a series so especially affected shall not be bound by any action taken at a serial meeting unless in addition to compliance with the other provisions of this Article:

(i)

there are present in person or by proxy at the said meeting holders of at least 10% in principal amount of the outstanding Debentures of such series, subject to the provisions of this Article as to quorum at adjourned meetings;

(ii)

the resolution is passed by the favourable votes of the holders of at least a majority (or, in the case of an extraordinary resolution, not less than 66 2/3%) of the principal amount of Debentures of such series voted on the resolution; and

(c)

the holders of Debentures of a series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 9.15 unless such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% , in the case of an extraordinary resolution, or more than 50%, in the case of an ordinary resolution, of the principal amount of outstanding Debentures of such series.

If in the opinion of Counsel any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing under Section 9.15 does not adversely affect the rights of the holders of Debentures of one or more particular series or issue, the provisions of this Article IX shall apply as if the Debentures of such series or issue were not outstanding and no notice of any such meeting need be given to the holders of the Debenture of such series or issue.

Section 9.18 Covenants Applicable to a Particular Series or Issue of Debentures

Notwithstanding anything herein contained, if any business to be transacted at any meeting or any action to be taken or power to be exercised by any instrument or assent having the effect of an extraordinary resolution relates only to the waiver, amendment, alteration, modification or cancellation of a covenant or provision hereof which by its terms is applicable and has effect only so long as one or more particular series or issue of Debentures remains outstanding or the benefit of which is restricted to any one or more particular series or issue of Debentures, the provisions of this Article IX shall be read and construed and shall apply as if the Debentures of such one or more particular series or issue of Debentures were the only Debentures outstanding hereunder.

A proposal:

(a)	to extend the maturity or maturities of Debentures of any series or reduce the principal amount thereof or the rate of interest thereon,

(b)

to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding or the benefit of which is restricted to a particular series of Debentures (notwithstanding that by its terms such covenant or agreement may, in addition, be effective so long as Debentures of one or more other series are outstanding or the benefit of which is restricted to any one or more other series), or

(c)	to reduce with respect to holders of Debentures of any series any percentage stated in Sections 9.12, 9.15 or 9.17,

shall be applicable to the Debentures of that series and shall be deemed to especially affect the rights of the holders of Debentures of such series in a manner substantially differing from that in which it affects the rights of holders of Debentures of any other series whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

ARTICLE X

NOTICES

Section 10.01 Notice to Debenture Holders

Unless herein otherwise expressly provided, any notice to be given hereunder to debenture holders shall be deemed to be validly given to the holders of registered Debentures, and to the Depositary in the case of Global Debentures, if such notice is sent by surface or air mail, registered or unregistered, postage prepaid, delivered in person, or sent by facsimile or other electronic means of written communication, addressed to such debenture holders at their respective addresses appearing on the register maintained under Article III, and in the case of joint holders of any Debentures such notice shall be addressed to the first address maintained on the register in respect of such joint holding.

Notice by mail shall be deemed to have been effectively given three days after the date of mailing and if delivered shall be deemed to have been received on the date of the delivery thereof. Notice by facsimile or other electronic means of communication shall be deemed to have been given on the day the facsimile or other electronic means of communication was sent if sent before 4:30 p.m. at the place of receipt on a Business Day, and if not, on the next Business Day. In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Any costs relating to the giving of any notice by publication shall be borne by the Company. Accidental error or omission in giving notice or accidental failure to mail notice to any debenture holder shall not invalidate any action or proceeding founded thereon.

Section 10.02 Notice to the Company and the Trustee

Notices to the Company and the Trustee may be delivered:

(a)

personally by leaving them with the party, or at the offices of the party, to whom they are addressed at that party’s address hereinafter given, and notices so served shall be deemed to have been received by the addressee thereof on the day of delivery, unless actually delivered on a day which is not a Business Day or after 4:00 p.m. (local time at the place of delivery) on the day of delivery, in which case notice shall be deemed to be received on the next ensuing Business Day;

(b)

by facsimile or any other like method by which a message may be sent directed to the party to whom they are to be delivered at that party’s address hereinafter given, and notices so sent shall be deemed to have been received by the addressee thereof on the Business Day next ensuing after the day of sending; and

(c)

by mailing them first class (air mail if to or from a country other than Canada) registered post, postage prepaid, to the party to whom they are to be delivered, in which case notices mailed shall be deemed to be received by the addressee thereof on the fifth Business Day following the day of mailing thereof.

The address of each of the parties to this Trust Indenture shall be as follows:

(i)	to the Company:

450 – 1st Street S.W.,

Calgary, Alberta T2P 5H1

Facsimile No.: (403) 920-2467

Attention: Corporate Secretary

(ii)	to the Trustee:

CIBC Mellon Trust Company

600 The Dome Tower

333 – 7th Ave S.W.

Calgary, Alberta T2P 2Z1

Facsimile No.: (403) 264-2100

Attention: Corporate Trust Department

Any party to this Trust Indenture may change its address by notice delivered in accordance with this Trust Indenture.

Section 10.03 Mail Service Interruption

If by reason of strike, lockout or other work stoppage, actual or threatened, of postal employees, any notice to be given by mail to the Company, the Trustee, the Depositary or a debenture holder would reasonably be delayed as a result thereof in reaching its destination within five Business Days, such notice shall be valid and effective only if delivered to the Person to whom it is addressed at the appropriate address in accordance with Section 10.01 or Section 10.02 by personal delivery or by fax or other electronic communication or, in the case of notice to the debenture holders, if such notice is delivered in person or is published once in a newspaper of national circulation or otherwise as determined by the Company, provided that in the case of notice convening a meeting of debenture holders, the Trustee may require such additional publications of such notice as it may deem necessary for the reasonable protection of the debenture holders. The provisions of this Section 10.03 shall be in addition to the requirements of any applicable legislation governing the giving of notice during mail service interruption.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.01 Provisions for Supplemental Indentures for Certain Purposes

From time to time the Trustee and the Company may, and they shall when required by this Trust Indenture, execute, acknowledge and deliver by their proper officers, indentures or instruments supplemental hereto which thereafter shall form part hereof, for any one or more or all of the following purposes:

(a)	establishing the terms and conditions attaching to a series or issue of Debentures or Additional Debentures;

(b)	mortgaging, pledging, transferring, assuring and confirming to or vesting in the Trustee, or charging in favour of the Trustee, any property or assets now owned or hereafter acquired by the Company;

(c)	evidencing the succession, or successive succession, of successors to the Company and the covenants of and obligations assumed by such successors in accordance with the provisions of Article VIII;

(d)	giving effect to any extraordinary resolution passed as provided in Article IX;

(e)

making such provisions not inconsistent with this Trust Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Debentures or any series thereof or to facilitate their sale on any stock exchange provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interests of the debenture holders;

(f)

adding to or altering the provisions hereof in respect of the registration and transfer of Debentures including provision for the issue of Debentures of denominations other than those herein provided for, the exchange of Debentures of different denominations and making any modification in the form of the Debentures which does not affect the substance thereof and which, in the opinion of the Trustee, is not prejudicial to the interests of the debenture holders;

(g)

adding limitations or restrictions, thereafter to be observed, upon the amount, dates of maturity, issue or the purposes of the issue of Debentures hereunder or upon the dealing with the property of the Company; provided that the Trustee shall be of the opinion that such further limitations or restrictions shall not be prejudicial to the interests of the debenture holders;

(h)	adding to the covenants of the Company herein contained for the protection of the holders of the Debentures and/or providing for Events of Default in addition to those herein specified;

(i)

making such amendments, deletions or alterations to Sections 12.10 to 12.17, inclusive, without the consent of the debenture holders, as may be considered necessary or desirable by the Company and the Trustee to give effect to any applicable legislation or regulation;

(j)

providing that the terms of any covenant or other provision is applicable and has effect only so long as any one or more particular series or issue of Debentures remains outstanding or restricting the benefit of any covenant or other provision to one or more particular series or issue of Debentures; provided that the Trustee shall be of the opinion that the interests of holders of Debentures outstanding on the date of the supplemental indenture for any such purpose shall not be prejudiced thereby; or

(k)	for any other purpose not inconsistent with the terms of this Trust Indenture, including the correction or rectification of any errors, ambiguities or omissions in this Trust Indenture.

The Trustee may also, without the consent or concurrence of the debenture holders, by supplemental indenture or otherwise, concur with the Company in making any changes or corrections in this Trust Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee the rights of the Trustee and of the debenture holders are in no way prejudiced thereby.

ARTICLE XII

CONCERNING THE TRUSTEE

Section 12.01 Conditions Precedent to Trustee’s Obligations to Act Hereunder

The Trustee shall not be bound to give any notice or do or take any act, action or proceeding in virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, other than in payment of any moneys required by any provision hereof to be paid to it, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Trust Indenture conclusively assume that the Company is not in default hereunder and that no default has been made with respect to the payment of principal, premium, if any, interest or sinking fund on the Debentures or in the observance or performance of any of the covenants, agreements or conditions contained herein. Any such notice or requisition shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default or take action without any such notice or requisition.

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the debenture holders hereunder shall be conditional upon the debenture holders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Trust Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the debenture holders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

Section 12.02 Evidence

The Trustee may accept an Officers’ Certificate as conclusive evidence of any action taken, decision made, opinion held, resolution passed or by-law enacted by the Company or the directors or shareholders thereof and of the truth of any statement of fact made therein relating to the Company; but the Trustee may in its discretion require further evidence or information before acting or relying on any such certificate.

The Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Section 12.03 Experts and Advisers

The Trustee may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder, may pay their fees and expenses and the Trustee shall not be responsible for any misconduct on the part of any of them.

The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

Section 12.04 Documents, Moneys, etc. Held by Trustee

Upon receipt of a direction from the Company, the Trustee shall invest the funds in Authorized Investments in its name in accordance with such direction. Any direction from the Company to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (Calgary time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (Calgary time) or received on a non-Business Day, shall be deemed to have been given prior to 9:00 a.m. (Calgary time) the next Business Day. For the purpose hereof, “Authorized Investments” mean short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee) provided that such obligation is rated at least R1 (middle) or its equivalent by DBRS Inc. or an equivalent rating service.

In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Trust Indenture or to any other Person other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates. For the purpose of this Section, “Affiliate” means affiliated companies within the meaning of the Business Corporations Act (Ontario) (“OBCA”); and includes Canadian Imperial Bank of Commerce, CIBC Mellon Global Securities Services Company and Mellon Bank, N.A. and each of their affiliates within the meaning of the OBCA.

Section 12.05 Trustee not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Trust Indenture or otherwise in respect of the premises.

Section 12.06 Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

(a)

the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Trust Indenture or in the Debentures (except in the certificate of the Trustee thereon) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Company;

(b)	the Trustee shall not be bound to give notice to any Person or Persons of the execution hereof; and

(c)

the Trustee, in its personal or any other capacity, may buy, lend upon and deal in shares in the capital stock of the Company and in the Debentures and generally may contract and enter into financial transactions with the Company or any Subsidiary of the Company without being liable to account for any profit made thereby.

Section 12.07 Compensation and Indemnification of Trustee

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Trust Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. The Company also covenants to indemnify the Trustee, including its officers, directors, employees and agents, for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Indenture or the trusts hereunder and its duties hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section 12.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the replacement of the Trustee and the satisfaction and discharge of this Trust Indenture.

Section 12.08 Replacement of Trustee

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Company 60 days notice in writing or such shorter notice as the Company may accept as sufficient. The debenture holders by extraordinary resolution shall have power at any time to remove the Trustee and to appoint a new Trustee acceptable to the Company, acting reasonably. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the debenture holders. Failing such appointment by the Company the retiring Trustee or any debenture holder may apply to a Judge of the Court of Queens Bench of Alberta, on such notice as such Judge may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the debenture holders or the Company. Any new Trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in Alberta. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee, without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of the Company, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring the same to the new Trustee.

Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Trust Indenture without the execution of any instrument or further act.

Section 12.09 Power of Trustee to Protect Interests

The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the debenture holders.

Section 12.10 Acceptance of Trust

The Trustee hereby accepts the trusts in this Trust Indenture declared and provided for and agrees to perform the same upon the terms and conditions hereinbefore set forth in trust for the various Persons who shall from time to time be debenture holders subject to all the terms and conditions herein set forth.

Section 12.11 Duty of Trustee

In the exercise of the rights and duties prescribed or conferred by the terms of this Trust Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

Section 12.12 Provisions Relieving Liability

The provisions of Section 12.11 shall apply notwithstanding any provision in this Trust Indenture, including any provision relieving or purporting to relieve the Trustee from liability for its own negligent action or failure to act or its own wilful misconduct.

Section 12.13 Material Conflict of Interest

If a material conflict of interest in the role of the Trustee as a fiduciary hereunder exists or shall arise, the Trustee shall within 90 days after ascertaining that it has such a material conflict of interest either eliminate such material conflict of interest or resign from office by giving notice in writing to the Company at least 21 days prior to such resignation within such period of 90 days and a new Trustee shall be appointed in accordance with the provisions of Section 12.08.

Section 12.14 Notice of Events of Default

The Trustee shall give to the debenture holders, within a reasonable time but not exceeding 30 days after the Trustee becomes aware of the occurrence thereof, notice in the manner provided in Article X of every Event of Default arising under this Trust Indenture and continuing at the time such notice is given, unless the Trustee in good faith determines that the withholding of such notice is in the best interests of the debenture holders and so advises the Company in writing.

Section 12.15 Certificate of No Default

The Company shall furnish the Trustee annually within 120 days after the end of its fiscal year, and at any other reasonable time if the Trustee so requires, an Officers’ Certificate stating that the Company has complied with all covenants, conditions or other requirements contained in this Trust Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

Section 12.16 Trustee May Rely on Certain Documents

In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely, as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished to the Trustee under Section 12.17 or pursuant to any other provision of this Trust Indenture or at the request of the Trustee where,

(a)

in the case of a statutory declaration, opinion, report or certificate furnished under Section 12.17, the Trustee examines the same and determines that it complies with the applicable requirements, if any, of Section 12.17; or

(b)

in the case of a statutory declaration, opinion, report or certificate furnished pursuant to any other provision of this Trust Indenture or at the request of the Trustee, the Trustee examines the same and determines that it complies with the applicable requirements, if any, of this Trust Indenture.

Section 12.17 Evidence of Compliance

(a)	The Company shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Trust Indenture relating to,

(i)	the certification and delivery of Debentures hereunder on the original issue thereof;

(ii)	the satisfaction and discharge of this Trust Indenture; and/or

(iii)	the taking of any other action to be taken by the Trustee at the request of or on the application of the Company;

forthwith if and when such evidence is required to be furnished to the Trustee by this Trust Indenture.

(b)	The evidence of compliance required under paragraph (a) of this Section 12.17 shall consist of,

(i)

a statutory declaration or a certificate made by a director or an officer of the Company, stating that such conditions precedent have been complied with in accordance with the terms of this Trust Indenture; and

(ii)

in the case of conditions precedent compliance with which are, by this Trust Indenture, made subject to review or examination by Counsel, an opinion of Counsel that such conditions precedent have been complied with in accordance with the terms of this Trust Indenture.

(c)	The evidence of compliance required under paragraph (a) of this Section 12.17 shall comply with any legislation relating to trust indentures applicable to this Trust Indenture.

(d)

The Company shall, whenever the Trustee so requires by written notice, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Company under this Trust Indenture or as a result of any obligation imposed by this Trust Indenture.

ARTICLE XIII

COUNTERPARTS AND FORMAL DATE

Section 13.01 Counterparts and Formal Date

This Trust Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of the 15th day of December, 2004.

IN WITNESS WHEREOF the parties hereto have executed this Trust Indenture under the hands of their proper officers duly authorized in that behalf.

TRANSCANADA PIPELINES LIMITED

Per:	(Signed) Donald R. Marchand

Per:	(Signed) Albrecht W.A. Bellstedt, Q.C.

CIBC MELLON TRUST COMPANY

Per:	(Signed) Roger Booth

Per:	(Signed) Robert Inkster

SCHEDULE “A”

Form of Medium Term Notes

No. ●	TRANSCANADA PIPELINES LIMITED ●% MEDIUM TERM NOTE DUE ●	$●

Registered Holder:

Issue Date:

Maturity Date:

Interest Rate Per Annum:

Interest Payment Dates:

Initial Interest Payment Date:

Principal Amount:

CUSIP:

TransCanada PipeLines Limited (the “Company”), for value received, promises to pay to or to the order of on the maturity date above in accordance with the provisions of the indenture hereinafter mentioned the above principal sum in lawful money of Canada on presentation and surrender of this Medium Term Note at any of the principal offices of CIBC Mellon Trust Company, in the cities of Calgary, Montreal, Toronto or Vancouver and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last interest payment date to which interest shall have been paid or made available for payment hereon, whichever is later, at the interest rate above without adjustment for advance payment of interest, in like money, on the interest payment date(s) above in each year and should the Company at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same date(s).

[Interest hereon shall be payable by cheque mailed to the registered holder hereof and, subject to the provisions of the indenture, the mailing of such cheque shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Medium Term Note.] or, if a Global Debenture [As this Medium Term Note is being issued as a Global Debenture, all payments of interest shall be made by electronic funds transfer to the Depositary or its nominee or as the Company and the Depositary otherwise agree. If this Medium Term Note shall cease to be a Global Debenture, interest shall be payable as provided in the indenture. Subject to the provisions of the indenture, the making of an interest payment shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Medium Term Note.]

This Medium Term Note is one of the Debentures of the Company issued or issuable in one or more series under the provisions of a Trust Indenture made as of ●, 2004 (the “indenture”) between the Company and CIBC Mellon Trust Company, as trustee (the “Trustee”). The Medium Term Notes, of which this is one, issued or issuable under the indenture are unlimited as to aggregate principal amount. The aggregate principal amount of Debentures of other series which may be authorized under the indenture is unlimited, but such Debentures may be issued only upon the terms and subject to the conditions provided in the indenture. Reference is hereby made to the indenture for a description of the terms and conditions upon which the Debentures are or are to be issued and held and the rights of the holders of the Debentures and of the Company and of the Trustee, all to the same effect as if the provisions of the indenture were herein set forth to all of which provisions the holder of this Medium Term Note by acceptance hereof assents. Terms defined in the indenture are used in this Medium Term Note with the same defined meanings.

This Medium Term Note and all other Debentures issued under the indenture rank pari passu, save only as to sinking fund or analogous provisions (if any) applicable to different series of Debentures, and are direct unsecured obligations of the Company.

[This Medium Term Note is not redeemable at the option of the Company prior to the maturity hereof.] or [This Medium Term Note is redeemable by the Company at its option in whole at any time or in part from time to time on the terms and conditions set forth in the indenture at a Redemption Price equal to ●, together with accrued and unpaid interest to the Redemption Date.]

Subject to the terms of the indenture, the Company may purchase this Medium Term Note in the market or by tender or contract. Medium Term Notes purchased by the Company will be cancelled and will not be reissued.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner and with the effect provided in the indenture.

The indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series or issue of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders of a specified majority of Debentures outstanding (or specific series or issue).

This Medium Term Note may only be transferred, upon compliance with the conditions prescribed in the indenture, at the principal office of the Trustee, in the City of Calgary and in such other place or by such other registrar (if any) as the Company with the approval of the Trustee may designate. No transfer of this Medium Term Note shall be valid unless made on the register by the registered holder hereof or the holder’s executors, administrators or other legal representatives, or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and upon surrender of this Medium Term Note for cancellation. Thereupon a new Medium Term Note or Medium Term Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

If a Global Debenture [This Medium Term Note is a Global Debenture within the meaning of the indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Medium Term Note may not be transferred to or exchanged for Medium Term Notes registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the indenture. Every Medium Term Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Medium Term Note shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the indenture.]

This Medium Term Note shall not become obligatory for any purpose until certified by the Trustee for the time being under the indenture.

In Witness Whereof, TransCanada PipeLines Limited has signed this Medium Term Note by its duly authorized officers as of the Issue Date.

TRANSCANADA PIPELINES LIMITED

By:

By:

Trustee’s Certificate

This is one of the Medium Term Notes referred to in the indenture within mentioned.

CIBC MELLON TRUST COMPANY, Trustee

By:
Authorized Officer

Date of Certification: